UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 30, 2019

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250 The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 675-2421

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIBT	NASDAQ Capital Market

Item 8.01          Other Events.

On July 30, 2019, RiceBran Technologies (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with, among others, Golden Ridge Rice Mills, LLC (“Golden Ridge”), Wayne Wilkison and Wendy Wilkison, GE Mills LLC (collectively, the “Selling Parties”) and Golden Ridge Rice Mills, Inc.

The purpose of the Settlement Agreement is to settle all disputes pending between the parties that relate to the lawsuit filed on July 3, 2019 by the Company in the United States District Court for the Eastern District of Arkansas against the Selling Parties (the “Litigation”) in connection with the purchase by the Company of the assets of Golden Ridge on November 28, 2018 (the “Transaction”), and as further described in the Current Report on Form 8-K filed by the Company on July 9, 2019.

The Settlement Agreement provides for, among other things: dismissal of the Litigation, release to the Company of 340,000 shares of the Company’s common stock previously held in escrow in connection with the Transaction, discharge of the final payment of $358,000 owing by the Company in connection with the Transaction and a mutual release of all claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: August 6, 2019	By:	/s/ Brent R. Rystrom
Brent R. Rystrom
Chief Executive Officer
(Duly Authorized Officer)